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                                                                   EXHIBIT 10.31
                    AMENDMENT TO EMPLOYMENT AND OPTION AGREEMENTS


     THIS AMENDMENT TO EMPLOYMENT AND OPTION AGREEMENTS (this "Amendment"), is entered into effective as of the 12th day of October 1998, by and between DSPC ISRAEL, LTD., an Israeli company (the "Company"), DSP COMMUNICATIONS, INC., a Delaware corporation ("DSPC"), and NATHAN HOD ("Hod").

                                       RECITALS

     A. Effective January 1, 1998, Hod and the Company entered into an Employment Agreement (the "Employment Agreement"), for the provision by Hod of certain services to the Company.

     B. Effective June 2, 1995, Hod and the Company's parent corporation, DSPC, entered into an Option Agreement pursuant to which Hod was granted an option to purchase up to two hundred nineteen thousand three hundred fifty-six (219,356) shares of the DSPC's Common Stock.

     C. Effective March 6, 1997, Hod and DSPC entered into an Option Agreement under which Hod was granted an option to purchase up to two hundred thousand (200,000) shares of DSPC's Common Stock.

     D. Effective June 16, 1998, Hod and DSPC entered into an Option Agreement under which Hod was granted an option to purchase up to two hundred thousand (200,000) shares of DSPC's Common Stock.

     E. Effective October 12, 1998 (the "Effective Date"), Hod resigned from his position as Chairman of the Board and as a Director of DSPC, which resignation was accepted by the Board of DSPC.

     F. Notwithstanding Hod's resignation as an Officer and Director of DSPC, Hod and the Company desire that Hod shall continue to provide services through December 31, 1998, as a full-time employee, in a non-policy making role, to aid in the transition.

     G. The Company, DSPC and Hod desire to amend the Employment Agreement according to the terms and conditions set forth in this Amendment, as well as various amended option agreements as set forth herein.


                                      AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Amendment, the parties hereby agree as follows:

     1. DUTIES OF HOD. Notwithstanding anything in the Employment Agreement to the contrary, Hod shall no longer provide services to the Company in the capacity of Chairman of the Board, or as a Director of DSPC; Hod shall instead act as an advisor to Davidi Gilo, DSPC's Chairman of the Board, and shall report to Mr. Gilo in a non-policy making role, spending at least a majority of his weekly working hours on DSPC matters.


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     2.   TERM OF AGREEMENT.  Section 2 of the Employment Agreement is hereby amended and restated to read in full as follows:

          "2.  TERM.  This Agreement shall terminate on December 31, 1998."

     3. BONUS. Hod shall be entitled to the annual bonus for 1998, as provided in and subject to, Section 3.b. of the Employment Agreement.

     4. SEVERANCE PAY. Section 7.d. of the Employment Agreement is hereby amended and restated to read in full as follows:

          "D. SEVERANCE PAY. The Company shall pay Hod a severance fee equal to Six Hundred Thousand Dollars ($600,000) on or before December 31, 1998."

     5. OTHER TERMS OF EMPLOYMENT AGREEMENT. Except as amended hereby, the terms and conditions of the Employment Agreement shall remain in full force and effect.

     6. OPTIONS. With respect to the certain of the Common Stock options that have been granted to Hod, the parties hereby agree as follows:

          a. The Option Agreement relating to the June 2, 1995 grant of an option to purchase up to two hundred nineteen thousand three hundred sixteen (219,316) of the Company's Common Stock shares is hereby amended such that: (i) all one hundred thirty-three thousand three hundred fifty-six (133,356) options currently outstanding under the Option Agreement are immediately vested and exercisable in full; and (ii) the right to exercise such options shall terminate on December 31, 2000, notwithstanding any provision to the contrary in the Option Agreement, and notwithstanding Hod's earlier termination as an Officer, Director and employee of the Company.

          b. The Stock Option Agreement relating to the March 6, 1997 grant of an option to purchase up to two hundred thousand (200,000) of the Company's Common Stock shares is hereby terminated, and all two hundred thousand (200,000) options outstanding under such Option Agreement are immediately terminated.

          c. The Stock Option Agreement relating to the June 16, 1998 grant of an option to purchase up to two hundred thousand (200,000) of DSPC's Common Stock shares is hereby amended such that: (i) one hundred fifty thousand (150,000) of the options currently outstanding under the Option Agreement are immediately vested and exercisable in full; (ii) the right to exercise such one hundred fifty thousand (150,000) fully-vested options shall terminate on December 31, 2000, notwithstanding any provision to the contrary in the Option Agreement, and notwithstanding Hod's earlier termination as an Officer, Director and employee of the Company; and (iii) such one hundred fifty thousand (150,000) options shall have an exercise price of Six and 6875/1000 Dollars ($6.6875) per share, which is the closing per share price as reported on the New York Stock Exchange on October 12, 1998. The remaining fifty thousand (50,000) options outstanding under such Option Agreement are immediately terminated.

          d. Except as amended hereby, the terms and conditions of the Option Agreements specified in Sections 6.a., b. and c. shall remain in full force and effect.

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     7.   OFFICE.   The Company shall allow Hod an allowance of Five Hundred
Dollars ($500.00) per month to use his current office for the period starting January 1, 1999, and ending when the Company desires to sublease the office space, or use it for another purpose. Hod shall pay the allocated difference, if any, for any period beyond January 1, 1999, in which he elects to use the office. The Company shall give Hod at least two (2) weeks notice.

     8. CONFLICT. The parties acknowledge that Venture Counsel Associates, LLP ("VCA") is counsel to each of them. The parties have been made aware of the conflict and advised to seek independent counsel. Hod acknowledges that VCA advised the Company and DSPC, and not Hod. Hod hereby acknowledges the conflict and waives it as to VCA's participation in this Amendment. The Company, DSPC, and Hod acknowledge the conflict and waive it as to VCA's participation in this Amendment.

     The parties also acknowledge that Stephen P. Pezzola is General Counsel to DSPC, but has advised Mr. Hod in the past on matters other than his employment. Hod acknowledges that in the preparation of this Amendment, Stephen P. Pezzola advised the Company, DSPC, and not Hod. The parties have been made aware of the conflict and advised to seek independent counsel. The Company, DSPC, and Hod acknowledge the conflict and waive it as to Stephen P. Pezzola's participation in this Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DSPC ISRAEL, LTD.
an Israeli company
11 Ben Gurion Street
Givat Shmuel 51905, ISRAEL


By:     /s/ Gerald Dogon                       /s/ Nathan Hod
        ---------------------------            -----------------------------
        Gerald Dogon                           Nathan Hod
        Marine Heights                         6 Levitan Street
        93 Ramot Yam                           Neve Avivim, Tel Aviv, Israel
        Herzliya Pituah 46851 Israel



DSP COMMUNICATIONS, INC.
a Delaware corporation
20300 Stevens Creek Boulevard
Suite 465
Cupertino, California 95014


By:    /s/ Davidi Gilo
   ------------------------------------
     Davidi Gilo, Chairman of the Board


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